                                                           Exhibit No. EX-99.p.1

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 Code of Ethics

TABLE OF CONTENTS
-----------------

1.  Introduction...............................................................1

2.  Types of Accounts

        2.1   Covered Accounts.................................................3

        2.2   Joint Accounts...................................................3

        2.3   Investment Clubs.................................................3

3.  Establishing Covered Accounts

        3.1   Use of Authorized Brokers........................................4

        3.2   Reporting........................................................5

        3.3   Copying Compliance Department on Statements
              and Confirms.....................................................5

4.  Trading Restrictions

5.  Reporting and Certification Requirements

        5.1.  Initial Holdings Report and Certification.......................10

        5.2   Quarterly Transactions Report for Covered Persons
              and Interested Directors........................................10

        5.3   Quarterly Transactions Report for Independent Directors.........10

        5.4   Annual Certification for Covered Persons,
              Interested Directors and Independent Directors..................11

6.  Administration and Enforcement

        6.1   Review of Personal Trading Information..........................11

        6.2   Annual Reports to the Mutual Fund Boards of Directors
              and UBS Global CEOs.............................................11

        6.3   Sanctions and Remedies..........................................12

List of Funds.........................................................Appendix A

Trade Request Form....................................................Appendix B

Outside Account Request Form..........................................Appendix C

Private Placement Request Form........................................Appendix D

Investment Club Pre-Approval Form.....................................Appendix E

Discretionary Account Attestation.....................................Appendix F

Consultants and Temporary Employee Reporting Requirements.............Appendix G

Transaction Requirement Matrix........................................Appendix H

List of Authorized Broker-Dealers.....................................Appendix I

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 Code of Ethics

1.   Introduction

     UBS Global Asset  Management-Americas  ("UBS Global")/1/ has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity.  Preserving  this integrity  demands the continuing  alertness of every employee.  Each employee must avoid any activity or relationship  that may reflect  unfavorably  on UBS  Global  as a  result  of a  possible  conflict  of interest,  the appearance of such a conflict,  the improper use of  confidential information or the appearance of any  impropriety.  Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment,  should serve as a guide to the minimum  standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees  conduct their personal  securities  transactions in a manner where clients'  interests are placed first and foremost and are consistent  with the law.  Any  conduct  that  violates  this  Code is  unacceptable  and  always
constitutes  an  activity   beyond  the  scope  of  the  employee's   legitimate
employment.

     UBS Global has adopted  this Code,  which is designed to detect and prevent conflicts of interest  between its  employees,  officers and  directors  and its
Advisory Clients/2/ caused by personal investing activities. UBS Global also has established  separate  procedures designed to detect and prevent insider trading
("Insider Trading Procedures"), which should be read together with this Code.

     Personal  investing  activities of "Covered  Persons"  (defined  below) can create  conflicts of interest that may compromise our fiduciary duty to Advisory
Clients. As a result,  Covered Persons must avoid any transaction that involves, or even  appears to involve,  a conflict of  interest,  diversion of an Advisory
Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

     As fiduciaries, Covered Persons must at all times comply with the following principles:

a.   Client  Interests  Come First.  Covered  Persons  must  scrupulously  avoid serving  their own personal  interests  ahead of the  interests of Advisory
     Clients.  If a Covered Person puts his/her own personal  interests ahead of an  Advisory  Client's,  or  violates  the law in any way,  he/she  will be subject to disciplinary  action, even if he/she is in technical  compliance with the Code.

b.   Avoid Taking  Advantage.  Covered Persons may not make personal  investment
     decisions   based  on  their  knowledge  of  Advisory  Client  holdings  or transactions.  The most  common  example  of this is  "front  running,"  or knowingly  engaging in a personal  transaction  ahead of an Advisory Client with the expectation  that the Advisory  Client's  transaction will cause a favorable move in the market.  This  prohibition  applies whether a Covered
     Person's  transaction is in the same direction as the transaction placed on behalf of an Advisory  Client (for example,  two purchases) or the opposite direction (a purchase and sale).

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/1/ When  used in this Code  "UBS  Global  Asset  Management"  and "UBS  Global"
includes  UBS Global Asset  Management  (US) Inc.,  UBS Global Asset  Management
(Americas)   Inc.,  UBS  Global  Asset   Management  (New  York)  Inc.  and  DSI
International  Management,  Inc. We refer to these entities  collectively as UBS
Global Advisors.
/2/ Advisory Client means any client (including  mutual funds,  closed-end funds and separate accounts) for which UBS Global serves as an investment  adviser, to whom it renders investment advice, or for whom it makes investment decisions.

     If you are  uncertain  whether a real or  apparent  conflict  exists in any
particular  situation,   you  should  consult  with  the  Compliance  Department
immediately.

     This Code  applies to each of the UBS Global  Advisors  and the  registered investment  companies  for  which a UBS  Global  Advisor  serves  as  investment manager,  investment  advisor and/or  principal  underwriter  ("Funds") that are listed on  Appendix A (which may be  amended  from time to time).  The Code sets forth  detailed  policies  and  procedures  that  Covered  Persons of UBS Global
Advisors  must  follow in regard to their  personal  investing  activities.  All
Covered Persons are required to comply with the Code as a condition of continued
employment.

     Who is subject to the Code?

          Covered Persons.  For purposes of this Code, Covered Person is defined as:

          o    Each  employee,  officer and  director  of a UBS Global  Advisor, their spouses and members of their immediate families;/3/

          o    An employee,  officer or director of any UBS AG affiliate  who is domiciled on the premises of a UBS Global Advisor; and

          o    Consultants and other  temporary  employees hired for a period of
               30 days or more  whose  duties  include  access  to UBS  Global's technology and systems,  and/or trading  information in any form, unless  they  obtain a  written  exemption  from  the  Compliance
               Department.  Consultants  and other  temporary  employees who are employed  for less than a 30-day  period,  but who have access to
               UBS  Global's  trading  information,   will  be  subject  to  the
               reporting requirements described in Appendix G.

     Interested  Directors of a Fund. Directors of any Fund listed on Appendix A who are not Covered  Persons but who are affiliated  with another  subsidiary of
UBS AG  ("Interested  Directors")  are subject to the following  sections of the
Code:

               Section 5.1 Initial Holdings Report and Certification
               Section 5.2 Quarterly Transactions Report for Covered Persons and
                           Interested Directors

               Section 5.4 Annual Certification for Covered Persons,  Interested
                           Directors and Independent Directors

     Independent Directors of a Fund. Directors of a Fund who are not affiliated with a UBS  Global  Advisor  and who do not  otherwise  meet the  definition  of
"interested  person" under Section  2(a)(19) of the  Investment  Company  Act/4/
("Independent  Directors")  are subject  only to the  following  sections of the
Code:

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/3/ Immediate  family  includes your spouse,  children and/or  stepchildren  and other relatives who live with you if you contribute to their financial support.
/4/ This includes,  for example,  those who are interested  persons by reason of having had, at any time since the  beginning  of the last two  completed  fiscal years, a material  business or professional  relationship  with any affiliate of
UBS AG.

               Section 5.3 Quarterly   Transaction   Report  for   Independent
                           Directors

               Section 5.4 Annual Certification for Covered Persons,  Interested
                           Directors and Independent Directors

2.   Types of Accounts

2.1  Covered Accounts

     "Covered Account" includes any securities account (held at a broker-dealer, transfer agent,  investment  advisory firm, or other financial services firm) in which a Covered Person has a beneficial  interest or over which a Covered Person has investment discretion or other control or influence./5/  Restrictions placed on  transactions  executed  within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control,  such as a stock certificate./6/

2.2  Joint Accounts

     Covered  Persons are prohibited from entering into a joint account with any
Advisory Client.

2.3  Investment Clubs

     A Covered  Person  may  participate  in an  investment  club only if he/she obtains the prior written  approval of the Compliance  Department.  Requests for approval  must be  submitted  on the  Investment  Club  Pre-Approval  Form  (See
Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

     If the Covered Person can  demonstrate  that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted.  An exemption from the preclearance  requirement will not be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

     The Compliance  Department will periodically review investment club trading for  abuses  and  conflicts  and  reserves  the  right  to  cancel  approval  of participation  or to subject all of the club's trades to preclearance  and other requirements.  /7/ Investment  club accounts may not be used to undermine  these procedures.

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/5/ Beneficial  interest in an account includes any direct or indirect financial interest in an account.
/6/ Covered  Accounts also include accounts for which a Covered Person has power of  attorney,  serves as  executor,  trustee  or  custodian,  and  corporate  or investment club accounts.
/7/  Transactions  effected  through  an  investment  club  are  subject  to the reporting requirements outlined in Section 5.

3.   Establishing Covered Accounts

3.1  Use of Authorized Brokers

     Generally,  Covered  Persons  may  maintain  a  Covered  Account  only with authorized  broker-dealers.  The current list of  Authorized  Brokers,  which is subject to change from time to time,  is included in Appendix I. Any  exceptions to this rule must be  approved  in writing  by the  Compliance  Department  (See
Appendix C for the  appropriate  form).  However,  Covered  Persons  hired on or before  December 31, 2001 and who maintain a Covered  Account at an unauthorized broker-dealer  that was  opened  on or  before  June 30,  2002 may  continue  to maintain the account with the unauthorized  broker.  Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

Exceptions.  The  following  Covered  Accounts  may be  maintained  away from an
Authorized  Broker without obtaining prior approval.  Note:  Covered Persons are
required  to  report  all  Covered  Accounts   pursuant  to  the  Reporting  and
Certification Requirements of Section 5 below.

Mutual Fund Only Accounts. Any account that only permits a Covered Person to buy and sell  shares of open-end  mutual  funds and cannot be used to trade any other types of investments like stocks or closed-end funds.

401(k) Plans.  Any account with a 401(k)  retirement  plan that a Covered Person established with a previous employer or a current  employer,  provided that the investments in the plan are limited to pooled investment options (e.g., open-end  mutual  funds).  A 401(k) plan  account that permits you to trade individual  securities  or invest in pools  consisting  of  securities of a single issuer must be approved by the Compliance Department.

Investments in the Physical  Control of a Covered  Person.  Covered  Persons may
     maintain  physical  possession  of an  investment  (for  example,  a  stock certificate).

You must obtain approval to maintain the following Covered Accounts:

Investments  Directly with Issuers (or their Transfer  Agents).  Covered Persons may  participate  in direct  investment  plans  that  allow the  purchase  of an issuer's securities without the intermediation of a broker-dealer  provided that the  timing  of the  purchases  are  determined  by  the  plan  (e.g.,  dividend reinvestment  plans  ("DRIPS")).  Such investments must be approved prior to the initial purchase of the issuer's securities. Once approved, you are not required to preclear purchases or sales of shares in the plan, although  transactions and holdings must be reported.  However,  if you withdraw the  securities and hold a certificate  or  transfer  them to a  brokerage  account,  subsequent  sales are subject to preclearance as well as the 30-day holding period.

Discretionary Accounts. Covered Persons must obtain approval from the Compliance
Department to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the  Covered  Person  or is  not  otherwise  a  Covered  Person  ("Discretionary
Account").  Although a  Discretionary  Account is exempt from the  provisions of
Section 4 (Trading Restrictions) of this Code, it is still a Covered Account and must comply with all other provisions of this Code, including this Section 3 and
Section 5 (Reporting and Certification Requirements). To obtain approval to open a  Discretionary  Account,  the Covered  Person must  provide to the  Compliance
Department:

     o    A copy of the signed  Investment  Advisory  Agreement and/or any other relevant  documents  creating  the Account that  demonstrate  that the fiduciary has full investment discretion; and

     o    A signed  attestation  (See Appendix F) that, if he/she  discusses any specific  strategies,  industries or securities  with the  independent fiduciary,  he/she will  pre-clear any related trades that result from the  discussion.  (Note  that if no such  discussions  take  place  in advance of transactions, preclearance is not required).

The Compliance  Department will review Discretionary  Account trading for abuses and  conflicts  and  reserves  the right to cancel  approval of a  Discretionary
Account and to subject all of the  account's  trades to  preclearance  and other requirements of this Code.  Discretionary  Accounts may not be used to undermine these procedures.

     3.2  Reporting

     Covered Persons are responsible for notifying the Compliance  Department at the time any  Covered  Account is opened and  immediately  upon  making or being notified of a change in ownership or account number. The notification  should be submitted in writing to the  Compliance  Department and include the broker name, name of the  account,  the date the account was opened,  account  number (if new account) or, if the account  number  changed,  the old number and the new number and the effective date of the change.

     3.3  Copying the Compliance Department on Statements and Confirms

     The Compliance  Department  receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from  Authorized  Brokers,  Covered Persons must arrange for the Compliance
Department to receive directly from the executing broker-dealer,  bank, or other third-party  institution  duplicate  copies  of  trade  confirmations  for  each transaction and periodic account  statements for each Covered  Account.  Covered
Persons are not required to provide duplicate confirms and statements for Mutual
Fund Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements. You may wish to engage  in a  transaction  for which no  confirmation  can be  delivered  to the
Compliance  Department  (e.g., a transaction in a privately placed security or a transaction  in  individual  stocks  held in a  401(k)  plan).  These  types  of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

     4.   Trading Restrictions

     Security  means any interest or  instrument  commonly  known as a security, whether in the nature of debt or equity, including any option, futures contract, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate  of interest or any  participation  in or right to  subscribe  to or purchase  any such  interest  or  instrument.  For  purposes  of  these  trading restrictions  and the  reporting  requirements  described in Section 5, the term security does not include U.S.  government  bonds,  bankers'  acceptances,  bank
certificates  of  deposit,   commercial  paper,   high-quality  short-term  debt
instruments (including repurchase agreements),  or shares of registered open-end investment companies (mutual funds).

     4.1  Preclearance Requirements

     Covered  Persons  must obtain prior  written  approval  before  purchasing, selling or transferring any security,  or exercising any option (except as noted
below).

The Process. The preclearance process involves three steps:

Complete the Form.  Covered  Persons  must  complete a Trade  Request  Form (See
     Appendix  B) and submit it to the  Compliance  Department  before  making a purchase, sale or transfer of a security, or exercising an option.

Wait for Approval.  The Compliance  Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

Execute Before the Approval Expires.  A preclearance  approval for a transaction is only effective on the day you receive approval (regardless of time).

     If your trade is not fully  executed by the end of the day, you must obtain a new  preclearance  approval before your order (or the unfilled portion of your order) can be  executed.  Accordingly,  limit  orders and "good `til  cancelled"
instructions  must be withdrawn by the end of the day,  unless a new approval is obtained.

Exceptions.  Covered  Persons do not need to  preclear  the  following  types of transactions.  Please see the "Transaction Requirement Matrix" in Appendix H for
a summary of the preclearance requirements.

     Open-End Investment Company Shares (Mutual Funds),  including funds offered within a 529 College Savings Plan. Purchases and sales of mutual funds do not require preclearance.

     Unit Investment  Trusts  (UITs).  Purchases  and  sales of unit  investment trusts do not require preclearance.

     Exchange Traded Funds (ETFs).  Purchases and sales of Exchange Traded Funds that  are  based on a  broad-based  securities  index  do not  require preclearance.  Transactions in all other ETFs,  including  industry or sector-based funds, must be precleared.

     Certain  Corporate  Actions.   Acquisitions  of  securities  through  stock
          dividends, dividend reinvestments, stock splits, reverse stock splits,
          mergers,   consolidations,   spin-offs,  or  other  similar  corporate
          reorganizations or distributions  generally  applicable to all holders of the same class of securities do not require preclearance.

     Rights. Acquisition of securities  through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were  acquired  through the rights  offering and not through the secondary market.

     UBS  Savings  and  Investment  Plan  and  Third  Party  401(k)  Plans.  Any
          transaction in these plans is generally  exempt from the  preclearance requirements,  unless  the plan  permits  a  Covered  Person  to trade individual  securities  (e.g.,  shares of  stock),  in which case such transactions are subject to preclearance.

     UBS  AG Securities.  Transactions by Covered  Persons in UBS  securities/8/
          generally  are  exempt  from the  preclearance  requirements.  Covered
          Persons who are deemed  company  insiders  are not  eligible  for this exception and must preclear all purchases and sales of UBS securities.
          In addition,  any Covered  Person who  possesses  material  non-public
          information   regarding  UBS  AG  is   prohibited   from  engaging  in
          transactions in UBS securities.

     Futures and Options on Currencies and Broad Based Indices. A Covered Person
          is not required to preclear  futures and options on currencies or on a broad-based securities index./9/

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/8/ Note that Independent Directors of a mutual fund managed or advised by a UBS
Global Advisor are prohibited from purchasing or otherwise  acquiring or holding any security issued by UBS.
/9/ The term "Broad-based Securities Index" is not easily defined.  Generally, a
Broad-based  Securities  Index covers a wide range of companies and  industries.
Only futures and options on a Broad-based  Securities  Index are exempt from the preclearance  requirement.  The  Compliance  Department  will maintain a list of approved  Broad-based  Securities Indices and, if you are unsure as to whether a particular  index  qualifies  under the Code,  you should consult the Compliance
Department.

     Transactions in Discretionary Accounts. Except under certain circumstances, a  Covered  Person  is not  required  to  preclear  transactions  in a
          Discretionary Account.

     NOTE:All  transactions,   including  those  exempt  from  the  preclearance
          requirement,  are subject to the reporting  requirements  (See Section
          5).

4.2  Frequency

     In order to ensure that Covered  Persons are not distracted  from servicing
Advisory Clients, Covered Persons should not engage in more than 20 transactions per month.  (Note:  This includes De Minimis  Transactions  but does not include repetitive transactions such as rolling futures contracts.)

4.3  Holding Period

     If a Covered  Person is required to preclear a  transaction  in a security, he/she also must hold the security for 30 days.

     As   a result, Covered Persons may not:

     o    buy a security or Related Investment within 30 days after selling that security or Related Investment; or

     o    sell a security or Related  Investment within 30 days after purchasing that security or Related Investment.

Related  Investments are investments whose value is based on or derived from the value of another  security,  including  convertible  securities  and  derivative securities such as options, futures and warrants.

     Exceptions.

          a.   UITs and ETFs, although not subject to preclearance, must be held for 30 days.

          b.   If a security has experienced a loss equal to at least 10% of the purchase price,  the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

          c.   If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.4  Lockout Period

     Covered   Persons  are  prohibited  from  knowingly   buying,   selling  or
transferring  any security  within five  calendar days before or after that same security,  or an  Related  Investment,  is  purchased  or sold on  behalf  of an
Advisory  Client.  Personal  trades in  securities  that are  effected  in close proximity to the  addition or deletion of such  security to or from a model will be closely scrutinized.

     Exceptions:

     (i)  De Minimis  Exemption.  Transactions in equity  securities issued by a company  with a market  capitalization  of $3 billion  or greater  and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted  options or futures on equity  securities  issued by such a company, the order must be for 10 or fewer contracts.

          Note:Covered  Persons are still  required  to follow the  preclearance procedures. Transactions executed under the De Minimis Exemption for a specific  security are limited to a cumulative  maximum of 1000 shares over a 30-day  period.  The De Minimis  Exemption  cannot be used as a means to violate the spirit of the Code, and the Compliance Department may  revoke  a  Covered  Person's  right  to use the  Exemption  if it determines a pattern of abuse.

     (ii) Investment  Personnel./10/  The De Minimis Exemption does not apply to
          Investment  Personnel  who  trade a  security  on the  same  day as an
          Advisory  Client  served  by that  Group  but may be used at all other times.

     (iii)Broad-based  Securities  Indices.  A Covered Person's knowledge that a security  will  be  purchased  or sold by an  account  managed  with a quantitative  model  that  tracks  the  performance  of a  Broad-Based
          Securities  Index,  such as the S&P 500 or the Russell 1000,  does not trigger  the lockout  period.  Futures  and  options  transactions  on
          Broad-based  Securities Indices or currencies also are exempt from the lockout period.

     NOTE:  The De Minimis  Exemption  does not apply to purchases  and sales of limited partnership interests or other privately placed securities.

     4.5  Prohibited Transactions

     UBS Global views the following  transactions as especially likely to create
conflicts  with  Advisory  Client  interests.   Covered  Persons  are  therefore
prohibited from engaging in the following transactions:

          a.   Naked Short Sales.  Covered  Persons are prohibited from entering into a net short  position  with respect to any security  that is held by an Advisory Client.

          b.   Futures.  Purchase  or sale of futures  that are not traded on an
               exchange,   as  well  as   options   on  any   type  of   futures
               (exchange-traded  or not) are prohibited.  This  prohibition does not apply to currency forwards (futures or otherwise).

4.6  Initial Public Offerings

     Covered  Persons are  prohibited  from  acquiring  securities in an initial public offering (other than a new offering of a registered  open-end  investment company).

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/10/ "Investment  Personnel" include Covered Persons who are portfolio managers, research  analysts,  traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients  regarding  the purchase or sale of  securities  or has  functions or duties  relating to the making of  recommendations  regarding  purchases  and/or sales.

     In the event that a Covered  Person holds  securities in a company that has announced that it will engage in an IPO, he or she must  immediately  notify the
Compliance Department.

4.7  Investment in Partnerships and Other Private Placements

     Covered Persons are permitted to acquire interests in general  partnerships and limited partnerships, and to purchase privately placed securities,  provided they obtain  prior  approval  from the  Compliance  Department.  Once  approved, additional capital  investments (other than capital calls related to the initial
approved  investment)  require  a  new  approval.   Covered  Persons  requesting
permission must complete the Private Placement Request Form (See Appendix D).

4.8  Options

     a.   Call Options

     A Covered  Person may purchase a call option on an  individual  security or
ETF only if the call option has a period to  expiration of at least 30 days from the date of purchase and the Covered  Person  either (1) holds the option for at least 30 days  prior to sale or (2) holds the  option  and,  if  exercised,  the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise  the option,  you may count the period  during  which you held the call option toward the 30-day holding period for the underlying security or ETF.)

     A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the  underlying  security  (in the  corresponding quantity) for at least 30 days (Covered Call).

     b.   Put Options

     A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to  expiration  of at least 30 days from the date of  purchase  and the Covered  Person  holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put
Hedge),  he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

     A Covered Person may not sell ("write") a put on an individual  security or
ETF.

     c.   Options on Broad-Based Indices

     Covered Persons may purchase or sell an option on a Broad-based  Securities
Index ("Index Option") only if the option has a period to expiration of at least
30 days from the date of purchase or sale.  A Covered  Person may buy or sell an
Index Option with a period to  expiration  of less than 30 days from the date of purchase  or sale to close  out an open  position  only if  he/she  has held the position  being  closed  out for at least  30 days or  another  exception  under
Section 4.3 (Holding Period) applies.

     Note:  Covered  Persons  must obtain  preclearance  approval to exercise an option on an  individual  security or ETF as well as to purchase or sell such an option.

4.9  Futures

     A Covered Person may purchase and sell exchange-traded futures and currency forwards.

     Purchases  and sales of futures  contracts  on an  individual  security are subject to the lockout  period (See Section 4.4 above).  Purchases  and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

Note:  Covered  Persons  must obtain  preclearance  approval to purchase or sell futures contracts on an individual security.

5.   Reporting and Certification Requirements

5.1  Initial Holdings Report and Certification

     Within 10 days after a Covered  Person  commences  employment,  he/she must certify that he/she has read and  understands  the Code, that he/she will comply with its  requirements,  and that he/she has  disclosed or reported all personal investments  and  accounts  required to be  disclosed  or  reported.  Interested
Directors  other than  Covered  Persons  are also  required  to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions: Covered Persons are not required to report holdings in:

|X| U.S. Registered Open-End Mutual Funds  |X| U.S. Government Securities /11/
|X| Money Market Instruments/12/           |X| Accounts over which a Covered
                                               Person has no direct or indirect
                                               influence or control

However,  Covered Persons are required to include in initial and annual holdings reports the name of any  broker-dealer or bank with which the Covered Person has an account  in which any  securities  are held for  his/her  direct or  indirect benefit.

5.2  Quarterly Transactions Report for Covered Persons and Interested Directors

     Within 10 days of the end of each calendar  quarter,  Covered  Persons must file a report of all securities  transactions on a Quarterly Transactions Report unless a duplicate  confirmation or similar  document was sent to the Compliance
Department  contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes  accounts that hold those securities described above in Section 5.1).

--------
/11/  Covered  Persons are  required to report  transactions  in Fannie Maes and
Freddie Macs.
/12/ Money Market Instruments include bankers' acceptances, bank certificates of
deposit,   commercial  paper,  and  high-quality  short-term  debt  instruments, including repurchase agreements.

5.3  Quarterly Transactions Report for Independent Directors

     Directors  of the Funds who are not  affiliated  with a UBS Global  Advisor
("Independent  Directors")  must file a Quarterly  Transactions  Report with the
Compliance  Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately  preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

     o    the security was purchased or sold by a Fund; or

     o    a purchase or sale of the security was considered for a Fund.

Independent  Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.4  Annual   Certification  for  Covered  Persons,   Interested  Directors  and
     Independent Directors

     Annually,  Covered Persons,  Interested Directors and Independent Directors
must  certify  that  they  have read and  understand  the  Code,  that they have complied with its  requirements  during the preceding  year,  and that they have
disclosed  or  reported  all  personal   transactions/holdings  required  to  be
disclosed or reported.

6.   Administration and Enforcement

6.1  Review of Personal Trading Information

     All information supplied in compliance with the Code, including the reports required  by Section  5, will be  reviewed  by the  Compliance  Department.  All information  supplied may be available for inspection by the Boards of Directors of the Funds, the Chief Executive  Officer and Legal Counsel of UBS Global,  any
party to which any investigation is referred by any of the foregoing,  a Covered
Person's supervisor (where necessary),  the Securities and Exchange  Commission, any self-regulatory  organization of which UBS Global is a member, and any state securities commission.

6.2  Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs

     The Compliance  Department  will review the Code at least annually in light of legal and business  developments and experience in implementing the Code. The
Compliance  Department  will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global Asset Management that:

     o    describes  issues that arose during the previous  year under the Code, including,  but  not  limited  to,  information  about  material  Code violations  and  sanctions  imposed  in  response  to  those  material violations;

     o    recommends changes in existing restrictions or procedures based on the experience  implementing the Code,  evolving  industry  practices,  or developments in applicable laws or regulations; and

     o    certifies  to the Boards that  procedures  have been  adopted that are designed to prevent Access Persons/13/ from violating the Code.

--------
/13/ "Access Person" is generally  defined under Rule 17j-1 under the Investment
Company  Act to include  any  director  or  officer of a fund or its  investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular  functions  or duties,  participates  in the  selection  of a fund's portfolio securities or who has access to information  regarding a fund's future purchases or sales of portfolio securities.

6.3  Sanctions and Remedies

     If the  Compliance  Department  determines  that a  Covered  Person or Fund
Director has violated the Code, it may, in consultation with senior  management, impose sanctions and take other actions deemed appropriate,  including issuing a letter  of  education,  suspending  or  limiting  personal  trading  activities,
imposing  a  fine,  suspending  or  terminating  employment,   and/or  informing
regulators if the situation warrants.

As part of any sanction,  the Compliance  Department may require the violator to reverse the  trade(s) in question and forfeit any profit or absorb any loss from the trade.  Senior management will determine the appropriate  disposition of any money forfeited pursuant to this section.

                                                                      Appendix A

                                  LIST OF FUNDS

The names listed in italics are the Trust names and the  indented  names are the fund names within each Trust.

UBS Financial Services Fund Inc.

UBS Index Trust
       UBS S&P 500 Index Fund

UBS Investment Trust
       UBS Tactical Allocation Fund

UBS Managed Investments Trust
       UBS Strategy Fund

UBS Securities Trust
       UBS Enhanced S&P 500 Fund
       UBS Enhanced Nasdaq-100 Fund

UBS Series Trust
       Tactical Allocation Portfolio

UBS PACE Select Advisors Trust
      UBS PACE Government Securities Fixed Income Investments
      UBS PACE Intermediate Fixed Income Investments
      UBS PACE Strategic Fixed Income Investments
      UBS PACE Municipal Fixed Income Investments
      UBS PACE Global Fixed Income Investments
      UBS PACE Large Company Value Equity Investments
      UBS PACE Large Company Growth Equity Investments
      UBS PACE Small/Medium Company Value Equity Investments
      UBS PACE Small/Medium Company Growth Equity Investments
      UBS PACE International Equity Investments
      UBS PACE International Emerging Markets Equity Investments

The UBS Funds
       UBS Global Balanced Fund
       UBS Global Equity Fund
       UBS Global Technology Fund
       UBS Global Biotech Fund
       UBS Global Bond Fund
       UBS U.S. Balanced Fund
       UBS U.S. Equity Fund
       UBS U.S. Large Cap Equity Fund
       UBS U.S. Large Cap Growth Fund
       UBS U.S. Small Cap Growth Fund
       UBS U.S. Bond Fund
       UBS U.S. Value Equity Fund
       UBS High Yield Fund
       UBS International Equity Fund

UBS Relationship Funds
       UBS Global Securities Relationship Fund
       UBS U.S. Equity Relationship Fund
       UBS U.S. Large Capitalization Equity Relationship Fund
       UBS U.S. Value Equity Relationship Fund
       UBS U.S. Small Cap Equity Relationship Fund
       UBS International Equity Relationship Fund
       UBS Emerging Markets Equity Relationship Fund
       UBS Short Term Relationship Fund
       UBS U.S. Bond Relationship Fund
       UBS High Yield Relationship Fund
       UBS Emerging Markets Debt Relationship Fund

SMA Relationship Trust
       Series M
       Series T

CLOSED-END FUNDS

All-American Term Trust Inc. (AAT)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc.(PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)
2002 Target Term Trust Inc. (TTR)
Fort Dearborn Income Securities

                                                                      Appendix B

                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM
             (please complete a trade request for each transaction)

I hereby request permission to BUY   SELL   TRANSFER   (check one) the specified
security in the company  indicated  below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                                          Broker:

Name of Security:                                        Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I have read the current  Code of Ethics and believe  that the above  transaction complies with its requirements.

To the best of my knowledge,

(i) no Advisory  Client has  purchased or sold the security  listed above during the last five days;

(ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii)  the  requested  transaction  will  not  result  in  a  misuse  of  inside information  or in any  conflict of interest or  impropriety  with regard to any
Advisory Client.

Additionally: (Please check any or all that apply)

     This investment is being  purchased or sold in a private  placement (if so, please complete the "Private Placement Request Form").

     The  proposed  purchase  of the above  listed  security,  together  with my current  holdings,  will result in my having a beneficial  interest in more than 5% of the outstanding  voting securities of the company.  If this item is checked,  state the  beneficial  interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A  CONFIRMATION  OF THE  REQUESTED
TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature                  Print Name             Date Submitted

COMPLIANCE ONLY

Reviewed by:                        APPROVED         DENIED

Date:

                                                                      Appendix C

DATE:

TO:               Compliance Department

FROM:

SUBJECT: OUTSIDE ACCOUNT REQUEST FORM

A Covered  Person  requesting  an  exception to maintain or establish an outside account must complete and submit this  memorandum to the Compliance  Department.
Once reviewed by  Compliance,  the Covered  Person will be notified of the terms
(if any) of the  approval  or  denial.  Please  be sure to attach  any  required documentation prior to submitting this form to the Compliance Department.

NOTE: Except for the limited exceptions noted in the UBS Global Asset Management
Code of Ethics,  all Covered Accounts must be maintained at an Authorized Broker
/1/. A Covered  Account is defined as: any account in which a Covered Person has a beneficial interest,  and any account in which a Covered Person has the power, directly or indirectly,  to make investment  decisions  and/or where the Covered
Person acts as custodian, trustee, executor or a similar capacity.

1.   Name of Firm(s):        ____________________________________________

2.   Title/2/ of Account(s): ____________________________________________

3.   Type of Account(s):     ____________________________________________

4.   Account Number(s)/3/    ____________________________________________

5.   Exceptions may only be granted in limited circumstances. Please check those that apply:

|_|  A Covered Person is employed by another NYSE/NASD/NFA member firm.

|_|  A previously  acquired  investment  involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

|_|  The funds are placed directly with an independent  investment advisory firm under an arrangement  whereby the Covered Person is completely removed from the  investment  decision-making  process.  (Please  attach  a copy  of the
     investment   management   agreement   and  other   documentation   granting
     discretionary authority)

|_|  Other (please explain)

5.   A copy of the account(s) statement(s) is attached to this memo. |_| Yes |_|
     No |_|  Account  Not Open Yet (If the account  exists but no  statement  is attached, please attach additional documentation that explains why)

6.   Any other  pertinent  information  that  would be  helpful  in  determining whether the request to maintain or establish an outside  account  should be approved:_________________________________________________________________

             EMPLOYEE                                       COMPLIANCE
             --------                                       ----------

Name:  _______________________________           Name:  ________________________
               (Please Print)                              (Please Print)
Dept: __________________________________         Signature: ____________________

Signature: ______________________________        Date:   _______________

Date:   ____________________

--------
/1/ See  Appendix I in the Code of Ethics  for the  current  list of  Authorized
Brokers.
/2/ Name as it appears on the account.
/3/ If this  request is to  maintain  an  existing  account(s),  please list the account number(s).  If this request is to establish new account(s) for which you do not have the account number(s),  please write "New Account."

                                                                      Appendix D

                UBS Global Asset Management Compliance Department
                         51 West 52nd Street, 14th Floor
                             New York, NY 10019-6114
                              (Fax #: 212 882-5472)

TO:            Compliance Department

FROM:

DATE:

RE:         PRIVATE PLACEMENT REQUEST FORM

--------------------------------------------------------------------------------

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if
a  Covered  Person  wants to  participate  in a private  placement  or a limited partnership,  he/she must complete  this form and obtain the required  approvals prior to investing.  A Covered Person may not  participate in any partnership or private  placement until he/she receives written  permission from the Compliance
Department. Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1.   Name  of  proposed  investment:  ___________________

     Date  of  investment:            ___________________

2.  Nature of investment:  ______________________________

3.  Amount to be invested: __________________

    # of shares:           ___________________

    % ownership:           ___________________

4.   Describe terms of nvestment:

     Equity or debt? ________________

     Open-ended or specific maturity date? _______________

     Further investment contemplated? __________________

     Amount? _____________________

5.   Was this investment offered to you due to your affiliation with UBS Global?
     _____________

6.   Do you have a  position  as  officer  of the  company  or other  duties  in connection with the investment? _____________________

7.   Do you give  investment  advice  to the  company  or any  affiliate  of the company? If so, please describe:

8.  Are you informed or consulted about investments made by the company?

Describe: _______________________________________________________________________

9.   How  frequently  will you receive  statements/communications  regarding the investment?
      __________________________________________________________________________

10.      Is the company privately/publicly held? _______________________________

11.  If privately held, are you aware of any plan to bring the company public?
     ___________________________________________________________________________

12.  Have you  informed the company  that you are a  "restricted  person" in the event of an IPO of securities?
     _________________

13.  Describe  any   connection(s)   between  the  investment  and  UBS  Global:
     ____________________________

14.  To your  knowledge,  are there any UBS Global  clients  for whom this is an appropriate investment?

     _____________________

15.  Describe     any     client     connections     to     this     investment:
     ____________________________________________

16.  Are you aware of any  conflict  between  your duties at UBS Global and this investment?
     ___________________________________________________________________________

Please attach any relevant  reports/statements  you can provide  which  describe this investment.

To the best of my knowledge,  the information provided above is accurate. I will notify the  Compliance  Department  immediately  of any material  changes to the information provided above.

                                 Employee
                                 --------

                                 Name:
                                      ---------------------------------------
                                       (Please Print)

                                 Signature:
                                           ----------------------------------

                                 Date:
                                      ---------------------------------------

COMPLIANCE DEPARTMENT APPROVAL:

     Based upon the Covered Person's responses on this Private Placement Request
     Form and any  other  information  noted  below*  or  attached  hereto,  the
     Compliance  Department  hereby  approves  the Covered  Person's  request to participate  because  the  investment  appears to present  no  conflict  of interest with his/her duties to UBS Global Advisory Clients.

     Based upon the Covered Person's responses on this Private Placement Request
     Form and any  other  information  noted  below*  or  attached  hereto,  the
     Compliance  Department  hereby  disapproves the Covered Person's request to purchase the private placement.

     *Please provide any additional  relevant  information  with respect to your
     approval   of   the   request   to   purchase   this   private   placement:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

                                           Compliance Department

                                          Name:      __________________
                                                       (Please Print)

                                          Signature: __________________

                                          Date:      __________________

                                                                      Appendix E

                           UBS GLOBAL ASSET MANAGEMENT
                        INVESTMENT CLUB PRE-APPROVAL FORM

Date:_____________________

Personal Information:

Name:_____________________________________________________
(please print)

Department:_____________________________________

Title:_________________________________

Investment Club Information:
(Please complete a separate form for each club)

Name of Investment Club:________________________________________________________

Are you an officer of the club? If so, please state your position.
________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment  transaction  recommendations  for the club independent of a committee? Please explain.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Certification:
I understand  that my activities  with regard to the above  investment club must comply with UBS Global Asset Management's  Insider Trading Policies and the Code
of Ethics. I will direct the investment club to send duplicate statements to the
Compliance Department.

                                                                      Appendix F

                                [GRAPHIC OMITTED]

Memorandum

Date:

To:      Employee

cc:      XXXXX

From:    Compliance Department

Re:      Employee Discretionary Account Attestation

This  memo   outlines   the  agreed   process   for   advisory   accounts   with
______________________.   _______________________   has   discretion   over  the
investment  management of your  account(s)  with them and has supplied a written summary of the current investment policy.

If you discuss  specific  strategies,  industries or securities  with them,  you agree to pre-clear any related trades that result from your discussion.  As long as no discussions  are held between you and  _______________________relating  to specific  investments in your  account(s) in advance of a transaction,  you will not be required to pre-clear  your  trades.  You will,  however,  continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.

Compliance

UBS Global Employee's Acknowledgment

Agreed:  __________________________  Date:  _________________

Independent Investment Advisor's Acknowledgement

Agreed:  __________________________  Date:  _________________

Signature:__________________________ Date:  __________________

                                                                     Appendix  G

                           Policies and Procedures for
                       Consultants and Temporary Employees

Consultants and temporary  employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

                    Conflicts of Interest
                    Regardless  of the  period of  employment,  Consultants  and temporary  employees  are  subject  to  the  same  fiduciary standards as all other Covered Persons.  Consequently,  they must  ensure that they do not put their  interests  ahead of
                    Advisory Clients' and avoid making personal  decisions based on any  knowledge/information  they  acquire  as a result of their employment with UBS Global.  For further  information, please  refer to the  Introduction  to this  Code of  Ethics and/or contact the Compliance Department.

        Section 3.2 Report Covered Accounts to Compliance Consultants and
                    temporary  employees  are  required  to  disclose  the name, account  number,  and  firm  at  which  he/she  maintains  a brokerage account at the time he/she is hired.

        Section 3.3 Copy the Compliance Department on Trade Confirmations
                    Consultants  and  temporary  employees  are only required to provide  duplicate trade  confirmations for each transaction executed during the period of employment.

        Section  4  Trading   Restrictions   Consultants   and  temporary
                    employees  are  required  to  preclear  all  trades  and all transactions  are  subject to the holding  periods,  lockout period requirements and other restrictions  outlined in this section.

        Section 5   Reporting and  Certification  Requirements  Consultants
                    and  temporary  employees  who  wish to  trade  options  are required  to  submit  a  list  of all  personal  investments holdings  (Initial  Holdings  Report)  at the time  they are hired.

                                                                      Appendix H

TRANSACTION REQUIREMENT MATRIX

                    The following  chart contains many of the common  investment instruments, though it is not all-inclusive. Please refer to the Code of Ethics for additional information.

                                      PRECLEARANCE            REPORTING
TRANSACTION                             REQUIRED?             REQUIRED?

Mutual
     Mutual Funds (Open-End)              No                    No
     Mutual Funds (Closed-End)            Yes                   Yes
     Unit Investment Trusts               No                    Yes
     Variable & Fixed Annuities           No                    No

Equities
     UBS Stock                            No                    Yes
     Common Stocks                        Yes                   Yes
     ADRs                                 Yes                   Yes
     DRIPS                                No                    Yes
     Stock Splits                         No                    Yes
     Rights                               No                    Yes
     Stock Dividend                       No                    Yes
     Warrants (exercised)                 Yes                   Yes
     Preferred Stock                      Yes                   Yes
     IPOs                                 Prohibited            Prohibited

Options (Stock)
     UBS (stock options)                  Yes                   Yes
     Common Stocks                        Yes                   Yes
     Exchange Traded Funds                Yes                   Yes

Fixed Income
     US Treasury                          No                    No
     CDs                                  No                    No
     Money Market                         No                    No
     GNMA                                 No                    No
     Fannie Maes                          Yes                   Yes
     Freddie Macs                         Yes                   Yes

Bonds
     US Government                        No                    No
     Corporate                            Yes                   Yes
     Convertibles (converted)             Yes                   Yes
     Municipal                            Yes                   Yes

Private Placements                        Yes                   Yes

Limited Partnerships                      Yes                   Yes

Exchange-Traded Funds

     Broad based ETFs/1/                  No                    Yes
     Industry or Sector Specific ETFs     Yes                   Yes
     All other Exchange Traded Funds      Yes                   Yes

/1/ These  are ETFs that are  broadly  diversified  and based on a broad  index.
Appendix I

                           LIST OF AUTHORIZED BROKERS
                           --------------------------

1.       UBS PaineWebber Inc.
2.       Fidelity Investments
3.       Charles Schwab & Company
4.       TD Waterhouse Investor Services, Inc.